EXHIBIT 32.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Nemus Bioscience, Inc. a Nevada corporation (the “Company”) on Form 10-K for the year ending December 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Elizabeth M. Berecz, Chief Financial Officer and Secretary of the Company, hereby certify, that, to my knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Nemus Bioscience, Inc., and will be retained by Nemus Bioscience, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Elizabeth M. Berecz
Elizabeth M. Berecz Chief Financial Officer, Secretary (Principal Financial Officer) March 10, 2017